Exhibit 24

POWER OF ATTORNEY

The undersigned hereby appoints each of Charles Thornally, Laila Halvorsen, Anders Alvestad and Miriam Strand Edding, or any of them signing singly, and with full power of substitution, the undersigned’s true and lawful attorney-in-fact to:

(1)
execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of DHT Holdings, Inc. (the “Company”), Forms 3, 4, and 5 in accordance with Section 16(a) of the Exchange Act and the rules thereunder and any other forms or reports the undersigned may be required to file in connection with the undersigned’s ownership, acquisition, or disposition of securities of the Company;

(2)
act as an account administrator for the undersigned’s Electronic Data Gathering, Analysis, and Retrieval (“EDGAR”) account, including: (a) appointing, removing and replacing account administrators, account users, technical administrators and delegated entities, (b) maintaining the security of the undersigned’s EDGAR account, including modification of access codes, (c) maintaining, modifying and certifying the accuracy of information on the undersigned’s EDGAR account dashboard, (d) acting as the EDGAR point of contact with respect to the undersigned’s EDGAR account and (e) taking any other actions contemplated by Rule 10 of Regulation S-T with respect to account administrators;

(3)
cause the Company to accept a delegation of authority from any of the undersigned’s EDGAR account administrators and, pursuant to that delegation, authorize the Company’s EDGAR account administrators to appoint, remove or replace users for the undersigned’s EDGAR account; and

(4)
take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act and the rules thereunder.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the 18 February 2026.

Signature
Erik A. Lind
Print Name

/s/ Erik Lind
Signature